Exhibit 10.41

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated as of September 22, 2006, is entered into by and among the Lenders signatory hereto, WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as agent for the Lenders and Bank Product Providers (in such capacity “Agent”), MAGNETEK, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter as a “Borrower” and individually and collectively, jointly and severally, as the “Borrowers”).  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.            The Lenders, Agent and Borrowers have previously entered into that certain Credit Agreement dated September 30, 2005, as amended by that certain First Amendment to Credit Agreement and Waiver, dated November 29, 2005 and by that certain Second Amendment to Credit Agreement and Waiver, dated April 20, 2006 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.            Certain Events of Default have occurred and are continuing under the Credit Agreement due to Borrowers’ failure to (i) achieve the minimum amount of TTM EBITDA set forth in Section 6.16(a)(i) of the Credit Agreement for the period ending June 30, 2006, (ii) maintain the minimum Fixed Charge Coverage Ration set forth in Section 6.16(a)(iii) of the Credit Agreement as of June 30, 2006 and (iii) maintain a Leverage Ratio of no more than the amount set forth in Section 6.16(a)(iv) of the Credit Agreement as of June 30, 2006 (collectively, the “Known Existing Defaults”).

C.            Borrowers have requested that the Agent and Lenders forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents in order to give Borrowers time to negotiate a sale of the Stock of MagneTek S.p.A., a company organized under the laws of Italy and of certain other assets of Parent associated with its “Power Electronics Group” division.

D.            Agent and the Lenders are willing, for a limited period of time and on the terms and conditions set forth herein, to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents with respect to the Known Existing Defaults.

E.             Borrowers are entering into this Agreement with the understanding and agreement that, except as specifically provided herein, none of the Lender Group’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Incorporation of Recitals.  Each of the above recitals is expressly incorporated herein and is represented by each Borrower to be true and correct.

2.             Reaffirmation of Obligations.  Each Borrower hereby acknowledges that the Loan Documents and the Obligations constitute the valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, and each Borrower hereby reaffirms its obligations under the Loan Documents.  Agent’s and the Lenders’ entry into this Agreement or any of the documents referenced herein, their negotiations with any party with respect to any Loan Document, their conduct of any analysis or investigation of any Collateral for the Obligations or any Loan Document, their acceptance of any payment from any Borrower or any other party of any payments made prior to the date hereof, or any other action or failure to act on the part of any member of the Lender Group shall not constitute (a) a modification of any Loan Document or (b) a waiver of any Default or Event of Default under the Credit Agreement, including, without limitation, the Known Existing Defaults, or a waiver of any term or provision of any Loan Document.

3.             Agreement to Forbear.  For the Forbearance Period (as defined below), the Lender Group shall not take any action or commence any proceedings with respect to the enforcement of any of its rights or remedies under the Loan Documents as a result of the Known Existing Default.  The parties agree that neither the foregoing agreement by the Lender Group nor the acceptance by any member of the Lender Group of any of the payments provided for in the Loan Documents, nor any payment prior to the date hereof shall, however, (a) excuse any party from any of its obligations under the Loan Documents, or (b) toll the running of any time periods applicable to any such rights and remedies, including, without limitation, any grace periods with respect to Defaults under the Loan Documents or otherwise.  Each Borrower agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Loan Documents based upon the foregoing agreement by the Lender Group to forbear or the acceptance by any member of the Lender Group of any of the payments provided for in the Loan Documents or any payment prior to the date hereof.  As used herein, “Forbearance Period” shall mean the period commencing upon the effectiveness of this Agreement and continuing until the earliest to occur of:  (x) any Default or Event of Default under any of the Financing Agreements (other than the Known Existing Default) or (y) October 31, 2006.

4.             Termination of Agreement to Forbear.  Each Borrower acknowledges and agrees that upon the termination of the Lender Group’s agreement to forbear as provided in Section 3 hereof, Agent, on behalf of the Lender Group, shall be entitled to exercise any or all of its remedies under the Loan Documents, including, without limitation, the appointment of a receiver, the acceleration of the Obligations and the enforcement under the Code of any liens in favor of Agent, as a result of the Known Existing Defaults, and at any time the Lender Group shall be entitled to exercise any or all of their remedies under the Loan Documents as a result of any other Default or Event of Default under the Loan Documents.

5.             Agreement to Defer October 1, 2006 Principal Payment.  Anything in Section 2.03(b) of the Financing Agreement notwithstanding, the parties hereby agree that the October 1, 2006 installment principal payment of $1,000,000 shall not be due until the end of the Forbearance Period.

6.             Release; Covenant Not to Sue.

(a)           Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender Group, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)           Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Borrower pursuant to the above release.  If any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, each Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

6.             Effectiveness of this Agreement.  Agent must have received the following items, in form and content acceptable to Agent, before this Agreement is effective and the Lenders are required to resume making extensions of credit to Borrowers under the Credit Agreement.

(a)           Agreement; Acknowledgement and Release.  This Agreement and the attached Acknowledgement and Release by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Forbearance as to Second Lien Loan Agreement, etc.  Evidence that the Borrowers, Second Lien Agent and the Second Lien Lenders have entered into a forbearance agreement with respect to the Second Lien Loan Agreement reflecting substantially the same terms set forth in this Agreement (the “Second Lien Forbearance”) or otherwise satisfactory to Agent.

(c)           Representations and Warranties.  Except for the existence of the Known Existing Defaults, the representations and warranties set forth herein and in the Credit Agreement must be true and correct in all material respects (except where any such representation and warranty is already subject to a materiality standard, in which case such representation and warranty must be true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof).

(d)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded, as required by Agent.

7.             Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)           Authority.  Each Borrower has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under the Loan Documents to which it is a party.  The execution, delivery and performance by each Borrower of this Agreement have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Agreement has been duly executed and delivered by each Borrower.  This Agreement and each Loan Document is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects (except where any such representation and warranty is already subject to a materiality standard, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Agreement are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)           No Default.  Other than the Known Existing Defaults, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(f)            No Duress.  This Agreement has been entered into without force or duress, of the free will of each Borrower.  Each Borrower’s decision to enter into this Agreement is a fully informed decision and such Borrower is aware of all legal and other ramifications of such decision.

(g)           Counsel.  Each Borrower has read and understands this Agreement, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

8.             Choice of Law.  The validity of this Agreement, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

9.             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.           Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as supplemented hereby.

(b)           The Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to the Lender Group and Bank Product Providers.

(c)           The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

11.           Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof.

12.           Integration.  This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.           Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.           Submission of Amendment.  The submission of this Agreement to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to forbear from exercising any of the Lender Group’s rights and remedies under the Loan Documents, and this Agreement shall have no binding force or effect until all of the conditions to the effectiveness of this Agreement have been satisfied as set forth herein.

15.           Modification.  This Agreement may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

MAGNETEK, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President

MAGNETEK ADS POWER, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President

MAGNETEK MONDEL HOLDING, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President

WELLS FARGO FOOTHILL, INC.,
a California corporation,
as Agent and as sole Lender

By:	/s/ Jeffrey P. Royston
Name:	Jeffrey P. Royston
Title:	Vice President

ACKNOWLEDGEMENT AND RELEASE BY GUARANTORS

In connection with the foregoing Forbearance Agreement (the “Agreement”), each of the undersigned, being a Guarantor (as defined in the Credit Agreement referenced in the Agreement) under their respective Guaranties (as defined in the Credit Agreement referenced in the Agreement), hereby acknowledges and agrees to the Agreement and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.  Although Agent and the Lenders have informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

Each Guarantor hereby absolutely and unconditionally releases and forever discharges each Released Party (as defined in the Agreement), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of each Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Guarantor pursuant to the above release.  If any Guarantor or any of its successors, assigns or other legal representations violates the foregoing covenant, such Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

MAGNETEK NATIONAL ELECTRIC COIL, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President

MAGNETEK ALTERNATIVE ENERGY, INC.,
a Delaware corporation

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President

MONDEL ULC,
a Nova Scotia unlimited liability company

By:	/s/ David P. Reiland
Name:	David P. Reiland
Title:	Executive Vice President